EXHIBIT 31.2

CERTIFICATION

I, Joseph O. Evans, Chief Financial Officer of Chaparral Energy, Inc., certify that:

1. I have reviewed this annual report on Form 10-K/A of Chaparral Energy, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: May 1, 2017

By:	/s/ Joseph O. Evans
Joseph O. Evans
Chief Financial Officer